Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Management

McAleer Computer Associates, Inc.

Mobile, Alabama

We have audited the accompanying balance sheets of McAleer Computer Associates, Inc. as of December 31, 2005 and 2004 and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McAleer Computer Associates, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Elliott Davis, LLC

Greenville, South Carolina

October 20, 2006, except for Note 8, as to

which the date is January 2, 2007

MCALEER COMPUTER ASSOCIATES, INC.

BALANCE SHEETS

	DECEMBER 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$150,047	$99,117
Accounts receivable	1,187,892	1,946,845

Total current assets	1,337,939	2,045,962
PROPERTY AND EQUIPMENT, net	278,711	281,207

	$1,616,650	$2,327,169

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$184,859	$106,177
Deferred revenue	434,128	1,237,692
Note payable	299,850	—

Total current liabilities	918,837	1,343,869

STOCKHOLDER’S EQUITY
Common stock - $10 par value; 100 shares authorized; 100 shares issued	1,000	1,000
Capital contributed in excess of par value	3,916	3,916
Retained earnings	692,897	978,384

	697,813	983,300

	$1,616,650	$2,327,169

The accompanying notes are an integral part of these financial statements.

MCALEER COMPUTER ASSOCIATES, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

	For the years ended December 31,
	2005	2004
NET SALES AND SERVICE REVENUE	$3,643,129	$3,209,783
COST OF SALES	2,103,642	2,061,805

Gross profit	1,539,487	1,147,978
OPERATING EXPENSES
Selling, general and administrative expenses	1,204,397	1,122,764
Depreciation	12,632	10,400

Total operating expenses	1,217,029	1,133,164

Operating income	322,458	14,814
OTHER INCOME
Interest income	17,536	5,958
Other	4,111	1,257

Total other income	21,647	7,215

Net income	344,105	22,029
RETAINED EARNINGS, BEGINNING OF YEAR	978,384	1,283,597
DISTRIBUTIONS	(629,592)	(327,242)

RETAINED EARNINGS, END OF YEAR	$692,897	$978,384

The accompanying notes are an integral part of these financial statements.

MCALEER COMPUTER ASSOCIATES, INC.

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2005	2004
OPERATING ACTIVITIES
Net income	$344,105	$22,029
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	12,632	10,400
Changes in deferred and accrued amounts
Accounts receivable	758,953	309,448
Accounts payable and accrued expenses	78,682	(74,654)
Deferred revenue	(803,564)	141,929

Net cash provided by operating activities	390,808	409,152

INVESTING ACTIVITIES
Purchases of property and equipment	(10,136)	(3,630)

FINANCING ACTIVITIES
Borrowings under note payable	299,850	—
Stockholder distributions	(629,592)	(327,242)

Net cash used for financing activities	(329,742)	(327,242)

Net increase in cash and cash equivalents	50,930	78,280
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	99,117	20,837

CASH AND CASH EQUIVALENTS, END OF YEAR	$150,047	$99,117

The accompanying notes are an integral part of these financial statements.

MCALEER COMPUTER ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES

McAleer Computer Associates, Inc. (the “Company”), an Alabama corporation, was incorporated on August 1, 1977. The Company is engaged in the business of development and sales of proprietary software, and sales and distribution of computers and accessories. The Company is also engaged in providing a wide range of technology consulting services, including network and systems integration, along with providing computer support and maintenance services. The Company currently markets its products and services to primarily school districts located in the Southeastern United States. The Company’s significant accounting policies are:

Cash and cash equivalents

The Company considers all liquid investments purchased with original maturities of three months or less to be cash equivalents. At certain times balances may exceed the Federal Deposit Insurance Corporation’s (FDIC) insurance limits.

Accounts receivable

Accounts receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Property and equipment

Property and equipment, including improvements to existing assets, is recorded at cost. Expenditures for repairs and maintenance, which do not result in improvements are charged to expense. Depreciation is recorded over the estimated useful lives of the respective assets using accelerated methods.

Revenue recognition

Revenue generated from products shipped is recognized when the risk and rights of ownership have passed to the customer.

Revenues generated from service and support activities are recognized as the services are performed. Revenue generated from support service block contracts and maintenance contracts, generally collected in advance, are deferred and recognized as income when services are performed or on a straight line basis over the contractual life of the maintenance agreement. Deferred amounts are reported in deferred revenue.

The Company recognizes revenue in accordance with AICPA Statement of Position (SOP) 97-2 “Software Revenue Recognition,” as amended and modified by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.” The Company recognizes license revenues when a non-cancelable license agreement has been signed, the product has been shipped or the access codes that allow for immediate possession of the software have been provided to the customer (collectively “delivered”), the fees are fixed or determinable, collectibility is probable and vendor-specific objective evidence (VSOE) of fair value exists to allocate the fee to the undelivered elements of the arrangement. VSOE is based on the price charged when an element is sold separately. In the case of an element not yet sold separately, the price, which does not change before the element is made generally available, is established by authorized management. If an acceptance period is required, the Company recognizes revenue upon customer acceptance or the expiration of the acceptance period after all other revenue recognition criteria under SOP 97-2 have been met. The Company’s standard agreements do not contain product return rights.

(Continued)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES (Continued)

Income taxes

The Company, with the consent of its stockholder, has elected to be taxed as an S Corporation for Federal and state income tax purposes. Under this election, the Company’s income, deductions and credits are reported by its stockholder on his income tax return. Accordingly, no provision for income taxes is recorded by the Company.

Advertising

Advertising costs are expensed as incurred. Such costs amounted to $6,216 and $3,144 in 2005 and 2004, respectively.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – PROPERTY AND EQUIPMENT

	December 31,
	2005	2004
Furniture, fixtures and equipment	$206,632	$196,496
Office building	352,638	352,638
Land	32,018	32,018

Total	591,288	581,152
Less: Accumulated depreciation	(312,577)	(299,945)

Property and equipment, net	$278,711	$281,207

Depreciation expense charged to operations was $12,632 and $10,400 for the years ended December 31, 2005 and 2004, respectively.

NOTE 3 – NOTE PAYABLE

The Company has an unsecured note payable totaling $299,850 at December 31, 2005 with interest at 8 percent. The note was used to fund a distribution to the stockholder. The note, including accrued interest, was completely repaid during January 2006.

NOTE 4 – OPERATING LEASES

The Company leases one of its offices facilities under a month-to-month operating lease. Rent expense was $14,400 for each of the years ended December 31, 2005 and 2004.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2005, the Company advanced to its sole stockholder $586,744, interest-free, at various times throughout the year. The stockholder repaid $9,500 prior to year end. The remainder of the advance was treated as a stockholder distribution as of December 31, 2005, as there was no intent of repayment.

During the year ending December 31, 2004, the Company advanced to its sole stockholder $3,950, interest-free. The entire advance was repaid prior to December 31, 2004.

NOTE 6 – EMPLOYEE RETIREMENT BENEFIT PLAN

The Company sponsors an employee retirement benefit plan which covers substantially all employees. The plan contains the following components:

•	A tax deferred savings component under the provisions of Internal Revenue Code Section 401(k). Employees are vested immediately.

•

A profit sharing component. Contributions are made at the discretion of management. Employees become vested after six years of service. The Company contributed $400 for this component during the year ended December 31, 2004. No contributions were made for this component during 2005.

•

A qualified non-elective contribution component. The Company’s contribution is calculated on a uniform percentage of participant’s compensation. Employees are vested immediately. No contributions were made for this component for the years ending December 31, 2004 or 2005.

NOTE 7 – CONCENTRATION OF CREDIT RISK

During 2005, 12 percent of purchases were from one supplier.

NOTE 8 – SUBSEQUENT EVENT

On September 14, 2006, the Company signed a letter of intent to sell its business operations to Computer Software Innovations, Inc. (“CSI”). On November 27, 2006, an asset purchase agreement was signed. The transaction was consummated on January 2, 2007, with an effective date of January 1, 2007. Pursuant to the terms of the agreement, the Company sold to CSI its assets, including its proprietary software and other intellectual property, work in process, and the land and buildings housing its operations. CSI assumed no liabilities of the Company, other than certain leases and obligations of the Company under ongoing customer contracts. The purchase price is approximately $4,000,000, paid in cash at closing, except for approximately $500,000 payable under a 5 year note secured by the real estate acquired.